Exhibit 21

Subsidiaries of Business Development Corporation of America

Name                                    Domicile
BDCA Funding I, LLC                            Delaware
54th Street Equity Holding, Inc.                        Delaware
Park Ave RE, Inc.                                Delaware
Kahala Aviation Holdings, LLC                        Delaware
Kahala Aviation US, Inc.                            Delaware
Kahala LuxCo                                Luxembourg
BDCA-CB Funding, LLC                            Delaware
BDCA 2L Funding I, LLC                            Delaware
BDCA Helvetica Funding, Ltd.                         Cayman Islands